Exhibit 10.4

Amendment No. 1 to the Amended and Restated Subscription Agreement

Reference is made to the Amended and Restated Subscription Agreement dated July 14, 2023 (“A&R Agreement”) between (i) Polar Multi-Strategy Master Fund (“the Investor”), (ii) Plum Acquisition Corp I., (“SPAC”), and (ii) Plum Partners LLC, (“Sponsor”). This amendment agreement (this “Amendment”) is made as of the 18th day of October, 2023 and constitutes the first amendment to the A&R Agreement. Investor, SPAC and Sponsor are referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties hereto wish to update and amend the A&R Agreement pursuant to the terms of this Amendment.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Existing Terms of A&R Agreement. Unless otherwise defined in this Amendment, capitalized terms shall have the meaning given to them in the A&R Agreement. Except as set forth in Section 2 of this Amendment, the A&R Agreement will remain in full force and effect and as from the date hereof, references in the A&R Agreement to “this Agreement”, “hereunder”, “herein” and like terms or to any provision of the A&R Agreement shall be construed as a reference to the A&R Agreement, or such provision, as amended, modified and restated by this Amendment. In the event of a conflict or inconsistency between the terms of the A&R Agreement and the terms contained in Section 2 of this Amendment, the terms contained in Section 2 of this Amendment shall control.

2.	Amendments to the A&R Agreement. With effect on and from the date hereof, the Parties agree that Section 2.2 of the A&R Agreement is deleted in its entirety and replaced with the following:

“2.2 Subscription. In consideration of the Capital Call(s) made hereunder, Sponsor will promptly transfer to the Investor (or its permitted transferees), no later than two (2) business days following the closing of the Initial Business Combination:

(i)	431,735 shares of Class A Common Stock of the SPAC (the “Initial Shares”) free and clear of any liens or other encumbrances, other than pursuant to the Letter Agreement (defined below) and the Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, or earn-outs for any reason on the Initial Shares;

(ii)	71,956 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $12.50 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$12.50 Shares”); and

(iii)	71,956 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $15.00 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$15 Shares” and together with the Initial Shares and the $12.50 Shares, the “Subscription Shares”).

The Initial Shares shall be subject to the Lock-Up Period as defined in section 5 of the Sponsor Letter Agreement dated March 2, 2023 (the “Letter Agreement”). Except as stated above or imposed by applicable securities law, the $12.50 Shares and/or the $15 Shares shall not be subject to any transfer restrictions or any additional lock-up provisions, earn outs, or other contingencies. The Subscription Shares shall promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity in relation to the business combination, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing. Notwithstanding anything in this Amendment or other agreement to the contrary, Investor shall be released with respect to the Subscription Shares from any transfer, lockup, or earn-out restrictions to the same extent as any other holder of Founder Shares are released from such restrictions. The Sponsor and SPAC covenant and agree to facilitate the transfer to Investor in accordance with the foregoing.”

3.	Miscellaneous. This Amendment shall enure to the benefit of the Parties hereto and their respective successors and assigns. This Amendment supersedes any prior contract, agreement, indenture, instrument, commitment, negotiations and discussions of the parties in respect of the subject matter hereof. No waiver of this Amendment shall be binding unless executed in writing by the party to be bound thereby and no such waiver shall extend to anything other than the specific subject matter thereof.

4.	Counterparts. This Amendment may be executed and delivered in counterparts, including counterparts by electronic mail, DocuSign or scanned PDF via email transmission, each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

5.	Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first written above.

SPAC:
PLUM ACQUISITION CORP I

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President & Co-CEO

SPONSOR:
PLUM PARTNERS LLC

By:	/s/ Kaniska Roy
Name:	Kanishka Roy
Title:	President & Co-CEO

INVESTOR:
POLAR MULTI-STRATEGY FUND by its
investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Michelle Li
Name:	Michaelle Li
Title:	Director, OCOO

By:	/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel

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